                                                                   EXHIBIT 10.17
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

            THIS AMENDED AND RESTATED  EMPLOYMENT  AGREEMENT (the  "Agreement"),
effective  as of August  10,  2004,  is by and  between  NUCO2  INC.,  a Florida corporation  having its  principal  office at 2800 S.E.  Market  Place,  Stuart,
Florida  34997  (hereinafter  referred  to as the  "Corporation"),  and  MICHAEL
DeDOMENICO,   residing  at  6841  SE  Harbor  Circle,   Stuart,   Florida  34996
(hereinafter referred to as the "Executive").

                                    RECITALS
                                    --------

            WHEREAS,   the  Corporation  and  the  Executive   entered  into  an
employment  agreement  effective  as of the  2nd  day of  June  2000  (the  "Old
Employment Agreement");

            WHEREAS, the Corporation and the Executive choose to enter into this
Agreement to replace in its entirety the Old Employment Agreement; and

            WHEREAS, the Corporation desires to continue to employ Executive and to have the  benefit  of his  skills  and  services,  and  Executive  desires to continue to be employed with the  Corporation,  on the terms and  conditions set forth herein.

            NOW,  THEREFORE,  in consideration  of the mutual  promises,  terms, covenants and  conditions  set forth herein,  and the  performance  of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                    ARTICLE 1 - EMPLOYMENT TERMS AND DUTIES
                    ---------------------------------------

            1.1 The  Corporation  hereby  agrees to employ the Executive and the
Executive agrees to work for the Corporation as its Chief Executive Officer (the
"CEO");  as such,  he will be  responsible  for the  overall  management  of the
Corporation's  business.  The Executive shall serve as and perform the duties of
CEO of the Corporation during the Term (defined  hereinafter) of this Agreement.

In  addition,  the  Executive  shall  continue  to be a member  of the  Board of
Directors of the Corporation (the "Board") during the Term of this Agreement.

            1.2 The  Executive  agrees to devote his full  business  time during regular  business  hours to  working  for the  Corporation  and  performing  the aforesaid duties and such other duties as shall from time to time be assigned to him by the Board  consistent  with his  position as CEO.  During the Term of his employment  hereunder,  the Executive  shall have no interest in, or perform any services  during regular  business  hours for any other company,  whether or not such company is competitive with the  Corporation,  except that this prohibition shall  not  be  deemed  to  apply  to  passive  investments  in  businesses  not competitive with the business of the Corporation or to investments of 5% or less of the outstanding stock of public companies whose stock is traded on a national securities  exchange or in the  over-the-counter  market.  For  purposes of this
Paragraph l.2, a "passive  investment"  shall be deemed to mean  investment in a business which does not require or result in the  participation of the Executive in the management or operations of such business  except during times other than regular  business  hours  and  which  does not  interfere  with his  duties  and responsibilities  to the Corporation.  Nothing  contained herein shall limit the right of the Executive to make speeches, write articles or participate in public debate and discussions in and by means of any medium of  communication  or serve as a director  or  trustee of any  non-competing  corporation  or  organization, provided  that  such  activities  are  not  inconsistent  with  the  Executive's obligations hereunder.

            1.3 Consistent with the Executive's  aforesaid  duties the Executive shall,  at all times during the Term hereof,  be subject to the  supervision and direction  of the Board with  respect to his  duties,  responsibilities  and the exercise of his powers.

            1.4 The  services  of the  Executive  hereunder  shall  be  rendered primarily at the Corporation's  principal executive offices currently in Stuart,
Florida; provided,  however, that the Executive shall make such trips outside of
Stuart,  Florida  as  shall  be  reasonably  necessary  in  connection  with the
Executive's duties hereunder.

            1.5 The term of this Agreement  shall commence upon the execution by the Executive of this Agreement and such employment  shall  continue,  except as otherwise provided herein, through June 30, 2007 (the "Term").

                            ARTICLE 2 - COMPENSATION
                            ------------------------

            The  Corporation  shall pay to the Executive  during the Term of his employment  by the  Corporation  and the  Executive  shall  accept as his entire compensation for his services hereunder:

                (a) A base salary  ("Base  Salary") at the rate of $400,000  per annum or such greater rate as may from time to time be  authorized by the Board, payable in accordance with the  Corporation's  regular payment  schedule for its employees.  The Base Salary will be reviewed  annually and may be increased from time to time by the Board in its sole discretion.

                (b)  During  the  Term  of this  Agreement  and  subject  to the provisions  hereof,  the Executive shall be entitled,  at the end of each fiscal year of the Corporation (each June 30 during the Term of this Agreement),  to an annual  bonus based upon the relative  performance  of the  Corporation  and the
Executive for the applicable  fiscal year. The bonus may be comprised of options to purchase  the  Corporation's  common  stock,  $0.001 par value per share (the
"Common  Stock")  and cash  payments,  the  relative  amounts  of which  will be determined by the Board as follows:

                     (i) If the  Corporation  achieves its estimated  EBITDA and other  operating  and  financial  criteria  as  projected  in the  Corporation's business  plan  established  by the Board for the  applicable  fiscal year,  the
Executive shall receive a bonus consisting of a cash payment of no less than 70%
of Base Salary (the  "Target Cash Bonus") and such number of options to purchase the Corporation's Common Stock as determined by the Board;

                     (ii)  In  the  event  that  the  Corporation   exceeds  its
estimated EBITDA and other operating and financial  criteria as projected in the
Corporation's  business plan  established by the Board for such fiscal year, the
Executive  shall  receive a bonus  consisting of a cash payment in excess of the
Target Cash Bonus and options to purchase in the Corporation's Common Stock, the exact amount of which to be determined by the Board.

                (c)  The  Corporation  will  reimburse  the  Executive  for  his necessary and reasonable  out-of-pocket  expenses  incurred in the course of his employment and in connection with his duties hereunder.

                (d) The  Corporation  will  provide the  Executive  with medical insurance  coverage under the  Corporation's  group medical insurance policy and the Executive  shall be entitled to  participate  in all other health,  welfare, retirement,  disability, and other benefit plans, if any, available to employees and senior executives of the Corporation (collectively, the "Benefit Plans").

                (e) The Executive shall be entitled to paid vacation and/or sick days during each twelve (12) month period  during the term of this  Agreement of the same duration as provided to other  executive  officers of the  Corporation, but in no event  shall he  receive  less than four (4) weeks paid  vacation  per year.

                           ARTICLE 3 - STOCK OPTIONS
                           -------------------------

In addition to the compensation  set forth in Article 2 hereof,  the Corporation may grant stock options  (together  with the stock options  granted  pursuant to
Article 2 hereof,  the  "Options") to the  Executive.  Any such Options shall be issued  pursuant  to the  Corporation's  1995  Stock  Option  Plan (of which the maximum amount allowed by United States tax law shall be considered as incentive stock options).

                            ARTICLE 4 - TERMINATION
                            -----------------------

            4.1 Except as otherwise  provided herein, the Term of the employment of the Executive shall terminate:

                (a) automatically upon the death of the Executive;

                (b) at  the  option  of the  Corporation,  upon  written  notice thereof  to  the  Executive,  in the  event  that  the  Executive  shall  become permanently incapacitated (as hereinafter defined);

                (c) at the option of the  Corporation,  upon  thirty  (30) days'
prior written notice thereof to the Executive  specifying the basis thereof,  in the event of a material  breach by the  Executive  with respect to (i), (ii) and
(iii) below,  which is not cured by the Executive  within thirty (30) days after the  Executive is provided  with such written  notice,  or in the event that the
Executive shall,  during the Term of this Agreement,  (i) engage in any criminal conduct  constituting  a felony and  criminal  charges are  brought  against the
Executive by a  governmental  authority,  (ii)  knowingly and willfully  fail or refuse to perform his duties and  responsibilities  in a manner  consistent with his position and other  officers of similar  position in the  Corporation to the reasonable  satisfaction of the Board,  and (iii) knowingly and willfully engage in  activities  which  would  constitute  a material  breach of any term of this
Agreement,  or any applicable policies,  rules or regulations of the Corporation or  result  in a  material  injury  to  the  business  condition,  financial  or otherwise,  results of operation or prospects of the Corporation,  as determined in  good  faith  by  the  Board  ("Cause").  For  purposes  of  this  Agreement, termination pursuant to this Paragraph 4.1(c) shall be deemed a termination "for cause".

For  purposes  of this  Agreement,  the  Executive  shall be deemed  permanently incapacitated  in the event that the Executive  shall, by reason of his physical or mental disability, fail to substantially perform his usual and regular duties for the Corporation  for a consecutive  period of four (4) months or for six (6)
months in the aggregate in any eighteen (18) month  period;  provided,  however, that the  Executive  shall not be deemed  permanently  incapacitated  unless and until a physician,  duly licensed to practice medicine and reasonably acceptable to  the  Corporation  and  the  Executive,  shall  certify  in  writing  to  the
Corporation  that the nature of the Executive's  disability is such that it will continue as a substantial impediment to the Executive's ability to substantially perform his duties hereunder.

                (d) At the  option  of  the  Corporation  within  its  sole  and complete discretion upon thirty (30) days' prior written notice.

            4.2 Notwithstanding anything to the contrary contained herein:

                (a) In the event that the Executive shall die during the Term of this Agreement, the Corporation shall, in lieu of any other compensation payable hereunder,  pay to the  beneficiaries  theretofore  designated in writing by the
Executive (or to the Executive's estate if no such beneficiaries shall have been designated),  a sum equal to one hundred  percent (100%) of (i) his then current annual Base Salary and (ii) his Target  Cash Bonus for the then  current  fiscal
year,  without  interest,   commencing  one  month  following  such  death.  The
Executive's  estate  shall  retain all Options  vested  prior to his death.  All granted but unvested Options shall vest  immediately upon the Executive's  death and be retained by the  Executive's  estate.  To the extent that the Corporation receives the proceeds on any life  insurance  on the life of the  Executive  (as provided in  Paragraph  4.2(d))  such  proceeds  shall be paid,  promptly  after receipt, to the beneficiaries theretofore designated in writing by the Executive
(or the Executive's estate if no such beneficiaries  shall have been designated)
to fund the  obligations  under  this  Paragraph  4.2(a) and shall  reduce  such obligations on a dollar for dollar basis. The balance, if any, due the Executive under  this  Paragraph  4.2(a)  shall  thereafter  be paid in twelve  (12) equal monthly  installments,  without  interest,  commencing  one month  following the
Executive's death.

                (b) In the event that the  employment of the Executive  shall be terminated by reason of the Executive becoming permanently incapacitated,  then, as additional  consideration for his past services to the Corporation,  he shall receive one hundred  percent  (100%) of (i) his then current  annual Base Salary and (ii) his Target Cash Bonus for the then current  fiscal year,  each in equal monthly installments,  without interest, for a period of twelve (12) months from the date of such  termination.  Such payments shall be in addition to all income disability  benefits,  if any,  which the  Executive  may receive from  policies provided  by or through the  Corporation,  including  state-required  short term disability. The Executive or, if applicable, his estate shall retain all Options vested  prior to his  disability.  All granted but unvested  Options  shall vest immediately upon the Executive's disability and be retained by the Executive or, if applicable, his estate.

                (c) In the event of a termination of the Executive's  employment
"for cause" as defined in Paragraph  4.1(c) above,  the  Executive  shall not be entitled to (i) any  payments  other than such  compensation  as shall have been earned by him prior to the date of such  termination and not paid as of the date of such termination,  or (ii) any Target Cash Bonus. Any and all Options granted herein pursuant to Article 3 or otherwise,  as of the date of such  termination, shall terminate and shall no longer vest. Nothing herein,  however,  shall alter or impede the Executive's ability to exercise Options properly vested as of such termination  date in  accordance  with this  Agreement  and  Exhibit A  attached hereto.

                (d) In the event that the  Corporation  shall desire to fund the death benefits payable under Paragraph 4.2(a) above with a policy or policies of insurance on the life of the Executive or the disability  benefits payable under
Paragraphs 4.2(b) and 4.2(c) above with a disability policy, the Executive shall cooperate with the Corporation in obtaining such insurance policy(ies) and shall submit  to such  medical  examinations  and  execute  such  documents  as may be required in connection with the obtaining of such insurance.

                (e) In the event the Executive's employment is terminated at the discretion of the Corporation  pursuant to Paragraph 4.1(d), he will be paid, in consideration  for the non-compete  provisions set forth in Section 5.2, two (2)
years current Base Salary in six equal quarterly installments during the one and one-half  (1-1/2) years following the termination of employment and shall retain all Options which vested prior to the  termination  of his  employment and there shall  vest  immediately  all  granted  but  unvested  Options  on the  date  of termination of his employment.

                (f) In the event the  Executive's  employment is terminated  and
Options vest as a result of or following such termination,  such Option, and any
Options vesting under Paragraph  6.1(b) shall be exercisable only during the two
(2) years following the time they vested.

                (g)  In  the  event  of  any   termination  of  the  Executive's
employment  pursuant  to this  Article 4 other  than "for  cause" as  defined in
Paragraph 4.1(c),  the Executive and/or his dependents and  beneficiaries  shall continue  to  participate  for a period of either  twelve (12) months or one and one-half (1-1/2) years following the termination of employment (to coincide with the period Executive is receiving cash compensation  pursuant to this Article 4)
in all medical insurance and related benefits provided by the Corporation on the same basis as prior to the date of his termination.

                       ARTICLE 5 - RESTRICTIVE COVENANTS
                       ---------------------------------

            5.1 CONFIDENTIAL INFORMATION.

                (a) The Executive  acknowledges  that, because of his duties and his position of trust under this  Agreement,  he will become familiar with trade secrets  and other  confidential  information  (including,  but not  limited to, operating  methods and procedures,  secret lists of actual and potential sources of supply, customers and employees, costs, profits, markets, sales and plans for future  developments)  which are  valuable  assets  and  property  rights of the
Corporation  and not  publicly  known and  Executive  acknowledges  that  public disclosure of such trade secrets and other confidential information will have an adverse effect on the  Corporation  and its business.  Except in connection with the performance of his duties for the Corporation,  the Executive agrees that he will  not,  during  or at any  time  after  the Term of this  Agreement,  either directly or indirectly, disclose to any person, entity, firm or corporation such trade secrets or other confidential information,  including, but not limited to, any facts  concerning the systems,  methods,  secret lists,  procedures or plans developed or used by the Corporation,  and not to release,  use, or disclose the same except with the prior  written  consent of the  Corporation.  The Executive agrees to retain all such trade secrets and other confidential  information in a fiduciary  capacity for the sole benefit of the Corporation,  its successors and assigns. All records, files, memorandums,  reports, price lists, customer lists, secret lists, documents,  equipment, systems, methods, procedures and plans, and the like, relating to the business of the Corporation, which the Executive shall use or prepare or come into contact with,  shall remain the sole property of the
Corporation.  Upon  termination of his  employment by the  Corporation or at any time that the  Corporation  may so request,  the Executive will surrender to the
Corporation all non-public  papers,  notes,  reports,  plans and other documents
(and all copies thereof)  relating to the business of the  Corporation  which he may then possess or have under his control.

            5.2 NON-COMPETE. The Executive acknowledges that (i) the services to be performed by him under this Agreement are of a special, unique, extraordinary and intellectual character; (ii) the Executive possess substantial technical and managerial expertise and skill with respect to the Corporation's business; (iii)
the  Corporation's  business is national in scope and its  products and services are marketed  throughout the nation;  (iv) the  Corporation  competes with other businesses  that are or  could be  located  in any part of the  nation;  (v) the covenants and  obligations  of Executive  under this  Paragraph 5.2 are material inducement and condition to the  Corporation's  entering into this Agreement and performing its obligations hereunder;  and (vi) the provisions of this Paragraph
5.2 are reasonable and necessary to protect the Corporation's business.

In consideration of the  acknowledgments by the Executive,  and in consideration of the compensation and benefits  (including the payments  described in Sections
4.2(e) and 6.1(c)) to be paid or provided to Executive by the  Corporation,  the
Executive  covenants  that he will not, for a period of two (2) years  following the  expiration  or earlier  termination  of this  Agreement,  without the prior written  consent of the  Corporation,  directly  or  indirectly:

                (a)  knowingly  solicit  any  business,  in the same  product or business line or one that is closely  related to that in which the Executive was engaged  during his  employment,  for or from,  or become  associated  with,  as principal,  agent,  employee,  consultant,  or in any other capacity, any person who,  or  entity  which,  at the time of,  or  during  the  twelve  (12)  months immediately  preceding such expiration or termination was in direct  competition with the Corporation;

                (b)  become  a  principal,   agent,  employee,   consultant,  or
otherwise become associated with any person or entity which is engaged in direct or  indirect  competition  (i.e.,  doing  indirectly  through  others  what  the
Executive could not do directly) with the Corporation during a period of two (2)
years following the expiration or earlier termination of this Agreement.

                                       10

            5.3  ENFORCEMENT.  The provisions of Article 5 of this Agreement are of a unique  nature and of  extraordinary  value and of such a character  that a material  breach  of the  provisions  of  either  Paragraphs  5.1 or 5.2 of this
Agreement by the Executive will result in  irreparable  damage and injury to the
Corporation for which the Corporation  will not have any adequate remedy at law.
Therefore,  in the event that the  Executive  commits or threatens to commit any such  breach,  the  Corporation  will have (a) the right and  remedy to have the provisions of Paragraphs 5.1 and 5.2 of this Agreement  specifically enforced by any court having equity jurisdiction, it being agreed that in any proceeding for an injunction,  and upon any motion for a temporary or permanent injunction, the
Executive's  ability to answer in damages  shall not be a bar or interposed as a defense  to the  granting  of such  injunction  and (b) the right and  remedy to require  the  Executive  to account for and to pay over to the  Corporation  all
compensation,   profits,  monies,   accruals,   increments  and  other  benefits
(hereinafter  referred to collectively as the "Benefits") derived or received by him  as a  result  of  any  transactions  constituting  a  breach  of any of the provisions of Paragraphs 5.1 and 5.2 of this Agreement, and the Executive hereby agrees to account for and pay over such Benefits to the Corporation. Each of the rights and remedies  enumerated in (a) and (b) above shall be independent of the other, and shall be severally  enforceable,  and all of such rights and remedies shall be in  addition  to,  and not in lieu of, any other  rights  and  remedies available to the Corporation under law or in equity.

If any  covenant in this  Article 5 is held to be  unreasonable,  arbitrary,  or against  public  policy,  such covenant will be considered to be divisible  with respect to scope,  time and  geographic  area,  and such lesser scope,  time, or geographic  area,  or all of them,  as the court of competent  jurisdiction  may determine to be reasonable,  not arbitrary,  and not against public policy, will be effective,  binding, and enforceable against the Executive.  The undertakings of Article 5 shall survive the  termination or  cancellation of the Agreement or of the Executive's termination.

                                       11

                         ARTICLE 6 - CHANGE OF CONTROL
                         -----------------------------

            6.1  COMPENSATION.  If prior to the  expiration  of the Term of this
Agreement,  there is a Change of Control  (defined in  Paragraph  6.2 below) and thereafter  the  Executive  should  resign his  employment  for Good  Reason (as defined  in  Paragraph  6.3  below),  the  Executive  shall be  entitled  to the following compensation:

                (a) Continuation of all benefits,  including without  limitation medical,  dental and life insurance for one and one-half (1-1/2) years following the date of termination,  or until the date on which the Executive first becomes eligible  for  insurance  coverage of a similar  nature  provided by a firm that employs him following  termination of employment by the  Corporation,  whichever occurs first.

                (b) Immediate  vesting of all granted but unvested  Options held by the Executive.

                (c) An amount  equal to the greater of (i) two (2) times (y) the
Executive's then current annual Base Salary and (z) the Executive's  Target Cash
Bonus  for the  then  current  year and (ii) one  million  three  hundred  sixty thousand dollars ($1,360,000),  to be paid within sixty (60) days of termination of employment. The parties agree that the amount of $800,000 payable pursuant to this  Paragraph  6.1(c)  shall  be  treated  as  paid in  consideration  for the non-compete  provisions  set forth in Paragraph  5.2 and shall be subject to the enforcement  provisions  set forth in Paragraph  5.3,  and the balance  shall be treated as severance.

                                       12

            6.2 CHANGE OF CONTROL.

                (a) For the  purposes  of this  Agreement,  a Change of  Control means (i) the direct or indirect sale, lease,  exchange or other transfer of all or  substantially  all (50% or more) of the  assets  of the  Corporation  to any person  or  entity or group of  persons  or  entities  acting  in  concert  as a
partnership   or  other  group  (a  "Group  of   Persons"),   (ii)  the  merger,
consolidation  or other  business  combination of the  Corporation  with or into another corporation with the effect that the shareholders of the Corporation, as the  case may be,  immediately  following  the  merger,  consolidation  or other business combination,  hold 50% or less of the combined voting power of the then
outstanding   securities   of  the   surviving   corporation   of  such  merger,
consolidation  or other business  combination  ordinarily (and apart from rights accruing under special  circumstances)  having the right to vote in the election of directors, (iii) the replacement of a majority of the Board in any given year as compared to the directors who  constituted the Board at the beginning of such year,  and such  replacement  shall not have been approved by the Board,  as the case may be, as  constituted  at the beginning of such year, or (iv) a person or
Group of Persons shall, as a result of a tender or exchange  offer,  open market
purchases,   privately  negotiated  purchases  or  otherwise,  have  become  the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange
Act of 1934, as amended) of securities of the  Corporation  representing  50% or more of the combined  voting power of the then  outstanding  securities  of such
corporation   ordinarily   (and  apart  from  rights   accruing   under  special
circumstances) having the right to vote in the election of directors.

                (b) If a Change of Control occurs prior to, but within two years of, the  expiration  of the Term as set forth in Section  1.5  hereof,  the Term shall be extended,  without any further action by the Corporation,  the Board or the Executive,  until the second  anniversary of the date on which the Change of
Control occurred.

                                       13

                (c) The  Executive  hereby  covenants  and agrees  that he shall notify the  Corporation in writing of any claim by the Internal  Revenue Service that any amount  paid,  distributed  or treated  as paid or  distributed  by the
Corporation  pursuant to this Article 6 to or for the Executive's  benefit would be subject the excise tax imposed by Section 4999 of the  Internal  Revenue Code of 1986, as amended, or any interest, penalties or additions to tax are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest,  penalties and additions to tax, are hereinafter collectively referred to as the "Excise Tax").  Such  notification  shall be given as soon as practicable but not later than ten business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is  requested to be paid.  The  Executive shall not pay such claim prior to the expiration of the 30-day period  following the date on which it gives  such  notice  to the  Corporation  (or such  shorter period  ending on the date that any payment of taxes with  respect to such claim is due). In addition, the Executive shall:

                     (i)  give  the  Corporation   any  information   reasonably
requested by the Corporation relating to such claim,

                     (ii) take such action in connection  with  contesting  such claim as the Corporation shall reasonably  request in writing from time to time, including,  without limitation,  accepting legal  representation with respect to such claim by an attorney reasonably selected by the Corporation,

                     (iii)  cooperate with the Corporation in good faith so that it may effectively contest such claim, and

                     (iv)  permit  the  Corporation  to control  any  proceeding relating to such claim.

                                       14

                (d) The  Corporation  hereby  covenants and agrees that it shall contest any claim  described  in Section  6.2(c) and shall bear and pay directly all costs and expenses  (but  excluding  any Excise Tax,  which shall remain the obligation of the Executive)  incurred in connection with such contest.  Without limiting the foregoing,  the Corporation  shall control all proceedings taken in connection  with such contest  and, at its sole option,  may pursue or forgo any and all administrative appeals,  proceedings,  hearings and conferences with the taxing  authority in respect of such claim and may, at its sole  option,  either direct the  Executive to pay the tax claimed and sue for a refund or contest the claim in any  reasonable  manner,  and the  Executive  agrees to prosecute  such contest to a determination  before any  administrative  tribunal,  in a court of initial  jurisdiction  and in one or more appellate  courts,  as the Corporation shall  determine;  provided,  however,  the  Corporation  shall consult with the
Executive and his counsel in connection  with, and provide the Executive and his counsel with status reports of, such proceedings;  and further provided that (i)
the Corporation's  control of the contest shall be limited to issues relating to the Excise Tax and (ii) any extension of the statute of limitations  relating to payment  of taxes for  Executive's  taxable  year  with  respect  to which  such contested  amount is  claimed  to be due is  limited  solely  to such  contested amount.  The  Executive  shall not be entitled to settle any issue raised by the
Internal  Revenue  Service or any other  taxing  authority  with  respect to the
Excise Tax without the prior written consent of the Corporation.

                (e) In the event that a valuation  is  necessary  to support the position  that the tax  claimed is not due, in whole or in part,  in  connection with any such dispute or contest,  such valuation will be determined  through an independent  third-party  appraisal  of the  Corporation's  selection,  and  the expenses incurred in obtaining such appraisal will be borne by the Corporation.

                                       15

            6.3  GOOD  REASON.   The  Executive   shall  have  Good  Reason  for
terminating his employment  with the Corporation  under this Agreement if one or more of the following occurs:

                (a) the failure of the  Corporation,  its successor or any Group of  Persons  acquiring  substantially  all of the assets of the  Corporation  to assume any and all terms of this Agreement;

                (b) a material breach of this Agreement by the Corporation,  its successor or any Group of Persons  acquiring  substantially all of the assets of the Corporation  that remains uncured for a period of thirty (30) days after the
Executive  provides  notice of such  material  breach in the manner set forth in
Paragraph 7.5.

                (c) an involuntary  change in the Executive's status or position with the  Corporation  which  constitutes a demotion from the  Executive's  then current  status or  position  and a  material  change in the  nature or scope of powers, authority or duties inherent in such position;

                (d)  layoff  or  involuntary   termination  of  the  Executive's
employment,  except  in  connection  with  the  termination  of the  Executive's employment  for Cause or as a result of the  non-renewal of this Agreement or of the Executive's disability or death;

                (e) a  reduction  by the  Corporation  in the  Executive's  Base
Salary, or material change in Executive's bonus structure;

                (f)  any  action  or  inaction  by the  Corporation  that  would adversely affect the Executive's continued  participation in any Benefit Plan on at least as  favorable  basis  as was the  case at the  time of such  action  or inaction, or that would materially reduce the Executive's benefits in the future under the Benefit  Plan or deprive  him of any  material  benefits  that he then enjoyed,  except to the extent that such  action or inaction by the  Corporation
(i) is also taken or not taken,  as the case may be, in respect of all employees generally,  (ii) is  required  by the  terms of any  Benefit  Plan as in  effect immediately before such action or inaction; or (iii) is necessary to comply with applicable  law or to  preserve  the  qualification  of any  Benefit  Plan under
Section 401(a) of the Code; or

                                       16

                (g) a change of the principal work location in excess of a fifty
(50) mile radius from 2800 S.E. Market Place, Stuart, Florida.

            6.4 ARBITRATION. In the event that the Executive reasonably believes that he has Good Reason to terminate his employment in reliance upon Section 6.3 hereof,  the  Executive  shall  notify the  Corporation  in writing of such Good
Reason to  terminate  his  employment.  If the  Corporation  disagrees  with the
Executive's  belief  that he has Good  Reason to  terminate  his  employment  in reliance upon Section 6.3 hereof, such unresolved dispute or controversy arising
thereunder  or  in  connection   therewith  shall  be  settled   exclusively  by
arbitration  conducted in accordance with the rules of the American  Arbitration
Association then in effect in Martin County,  Florida. The arbitrators shall not have the authority to add to,  detract from, or modify any provision  hereof nor to award punitive  damages to any injured party. A decision by a majority of the arbitration  panel shall be final and binding on whether "Good  Reason"  exists.
Judgment  may  be  entered  on  the  arbitrators'  award  in  any  court  having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Corporation. Each party shall bear its own counsel's fees and expenses.

                            ARTICLE 7 - MISCELLANEOUS
                            -------------------------

            7.1 SEVERABILITY. In the event that any provision, or any portion of any provision, of this Agreement shall be held to be void or unenforceable,  the remaining  provisions  of this  Agreement,  and  the  remaining  portion  of any provision found void or unenforceable in part only, shall continue in full force and effect.

                                       17

            7.2 REPRESENTATIONS  AND WARRANTIES BY THE EXECUTIVE.  The Executive
represents  and warrants that he has made no  commitment of any kind  whatsoever inconsistent  with  the  provisions  of this  Agreement  and that he is under no disability  of any kind to enter into this  Agreement  and to perform all of his obligations hereunder.

            7.3 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective  successors and permitted assigns.  This Agreement being personal to the Executive,  cannot be assigned by him.  This  Agreement  may be  assigned by the  Corporation  in the event and in connection with a merger,  consolidation or sale of all or substantially  all of the assets of the  Corporation  provided that the assignee  agrees in writing to assume all of the obligations of the  Corporation  under this Agreement and such assignment  shall not  relieve the  Corporation  of its  obligations  hereunder.
Prompt written notice of such assignment shall be provided by the Corporation to the Executive.

            7.4 JURISDICTIONAL CONSENT. Except as specifically set forth herein, any dispute or  controversy  between  the parties  relating to or arising out of this  Agreement or any amendment or  modification  hereof shall be determined by the  Supreme  Court,  County of Martin,  State of  Florida.  The  service of any notice,  process,  motion or other  document in connection  with an action under this Agreement, may be effectuated by either personal service upon a party or by certified mail duly addressed to him at his address set forth on Page 1 hereof.

            7.5 NOTICES. Any notice or communication required or permitted to be given  hereunder  shall be deemed duly given if delivered  personally or sent by registered or certified mail,  return receipt  requested,  to the address of the intended  recipient as herein set forth or to such other  address as a party may theretofore  have specified in writing to the other. Any notice or communication intended for the Corporation shall be addressed to the attention of its Board.

                                       18

            7.6  WAIVER.  A waiver  of any  breach  or  violation  of any  term, provision,  agreement,  covenant,  or condition  herein  contained  shall not be deemed to be a  continuing  waiver or a waiver of any  future or past  breach or violation.

            7.7 ENTIRE  AGREEMENT/GOVERNING  LAW. This Agreement constitutes the entire  agreement and  understanding  between the  Corporation and the Executive relating to the latter's employment,  supersedes any prior agreement between the parties  relating  to  such  matter,  shall  be  governed  by and  construed  in accordance  with  the  laws of the  State  of  Florida  and may not be  changed, terminated or discharged orally.

                                       19

          [SIGNATURE PAGE TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                              NUCO2 INC.

                                              By:  /s/ Daniel Raynor
                                                   ------------------
                                                   Daniel Raynor

                                              By: /s/ Richard D. Waters, Jr.
                                                  --------------------------
                                                  Richard Waters, Jr., Director

                                              /s/ Michael Dedomenico
                                              ----------------------
                                              MICHAEL DeDOMENICO

                                       20